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                                                                 EXHIBIT 10.11




                              MANAGEMENT AGREEMENT

         MANAGEMENT AGREEMENT, dated as of August 13, 1996, between MS Acquisition Corp., a Delaware corporation ("MS Acquisition"), and Aetna Industries, Inc., a Delaware corporation ("Aetna").

                                    RECITALS

         WHEREAS, MS Acquisition is the indirect parent corporation and owner of all the outstanding capital stock of Aetna; and

         WHEREAS, Aetna desires that MS Acquisition provide, and MS Acquisition is willing to provide, certain administrative and management services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1.

         (a) Commencing on the date hereof and during the term of this Agreement, MS Acquisition shall provide to Aetna and its subsidiaries, as may be reasonably requested by Aetna, management and similar services, including, but not limited to, executive management, corporate support, administrative, data processing, human resources, legal, environmental, audit, treasury and tax services (the "Aetna Services"). It is understood and agreed that MS Acquisition may fulfill its obligations hereunder by contracting with third parties. At any time on 30 days' notice, Aetna may reduce, on a temporary or permanent basis, the scope of services to be provided by MS Acquisition hereunder; provided, however, that Aetna may not decline services that MS Acquisition has contracted for with third parties to the extent MS Acquisition would remain liable to pay for such services.

         (b) It is understood and agreed that Aetna and its subsidiaries will directly benefit from savings and efficiencies derived from the management and operations of MS Acquisition and from the management and financial support provided by MS Acquisition's stockholders and resulting from MS Acquisition's corporate structure (the "Additional Services"). Aetna and its subsidiaries shall therefore be responsible for payment of their allocable share of MS Acquisition's overhead and general operating costs including, without limitation, compensation of the officers and employees of MS Acquisition.





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         SECTION 2.  FEES.

         (a) During the term hereof, Aetna will pay MS Acquisition a fee for the Aetna Services and the Additional Services provided under Section 1 hereof equal to MS Acquisition's actual cost of providing such services. MS Acquisition will invoice Aetna for services rendered within 10 business days of the end of each calendar quarter, and such fees will be due and payable within 30 days of receipt of invoice. Notwithstanding the foregoing, out-of-pocket costs incurred by MS Acquisition in connection with the provision of services hereunder will, upon the request of MS Acquisition, be paid directly and promptly by Aetna or its subsidiaries to the relevant third parties.

         (b) If at any time a payment required to be made to MS Acquisition by Aetna hereunder (or any portion thereof) is not permitted by the terms of the Indenture, dated as of August 13, 1996, relating to Aetna's 11-7/8% Senior Notes due 2006 (the "Indenture"), or the Credit Agreement dated as of May 2, 1996, as amended by the First Amendment thereto dated as of August 13, 1996 among Aetna, the guarantors thereto and NBD Bank (the "Credit Agreement") Aetna's obligation to pay such amount shall be deferred, without interest, until such time as such payment shall no longer be so restricted by the Indenture or Credit Agreement.

         SECTION 3. TERM. This Agreement shall continue in effect until December 31, 1997, and shall thereafter be renewed automatically for successive one-year periods unless (i) either party gives the other written notice of termination on or prior to December 1 of any year, such notice to be effective on December 31 of such year, or (ii) the parties mutually agree to terminate this agreement.

         SECTION 4.  INDEMNIFICATION.

         (a) It is understood and agreed that in no event will MS Acquisition or any of its stockholders, directors, officers, employees, affiliates and agents (collectively, "Affiliates and Representatives") be liable to Aetna and its subsidiaries and their respective financing parties for any loss incurred by any of such persons resulting from the services provided by MS Acquisition hereunder or otherwise relating in any way to this Agreement, except for any such loss resulting from the gross negligence, willful misfeasance or bad faith of MS Acquisition Affiliates and Representation. It is understood and agreed that in no event will MS Acquisition or its Affiliates or Representatives be liable hereunder for any lost profits or any exemplary, punitive, consequential or other similar damages.

         (b) Aetna agrees to indemnify and hold harmless MS Acquisitions and its Affiliates and Representatives for any and all losses, damages, costs, expenses (including reasonable attorney's fees and expenses), penalties and liabilities (whether or not arising from the negligence, but excluding the gross negligence, willful misfeasance or bad faith of MS Acquisition or its Affiliates or Representatives) with respect to all losses, liabilities, costs, duties and obligations of any kind whatsoever of MS Acquisition or its Affiliates or Representatives resulting from the





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services to be provided pursuant to this Agreement or otherwise relating in any way to this Agreement. At the request of MS Acquisition, Aetna shall cause each of its insurance carriers providing property, liability or worker's compensation insurance to Aetna and its subsidiaries to waive any rights of subrogation against MS Acquisition and its Affiliates and Representatives.


         SECTION 5.  INDEPENDENT CONTRACTOR; NO PARTNERSHIP.

         (a) MS Acquisition shall select the MS Acquisition employees to provide services hereunder.

         (b) Notwithstanding anything herein to the contrary, no partnership or joint venture has been created in or by this Agreement or as a result of the provision of services hereunder.

         SECTION 6.  ASSIGNMENT; AMENDMENT.

         (a) This Agreement shall not be assignable by either party without the express prior written consent of the other party.

         (b) This Agreement may be amended only by an instrument in writing executed by the parties hereto.

         SECTION 7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         SECTION 8. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         SECTION 9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                            MS ACQUISITION CORP.


                            By /s/ David Y. Howe
                               -----------------------------
                            Name:  David Y. Howe
                            Title:  Assistant Secretary



                            AETNA INDUSTRIES, INC.


                            By /s/ David Y. Howe
                               -----------------------------
                            Name:  David Y. Howe
                            Title:  Assistant Secretary









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